UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 5, 2019

Amarin Corporation plc

(Exact name of registrant as specified in its charter)

England and Wales	0-21392	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Pembroke House, Upper Pembroke Street 28-32, Dublin 2, Ireland		Not applicable
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: +353 1 6699 020

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Given the anticipated expiration in 2019 of the property lease for the U.S. headquarters of Amarin Pharma, Inc. (“Amarin”), the wholly-owned U.S. operating subsidiary of Amarin Corporation plc (the “Company”), on February 5, 2019, Amarin entered into a lease agreement (the “Lease”) with 440 Route 22 LLC for approximately 67,747 square feet of office space at 440 US Highway 22, Bridgewater, New Jersey. Amarin’s obligations under the Lease are guaranteed by the Company. The Lease is subject to an early termination provision exercisable by Amarin. Amarin has been operating at its current location in New Jersey since before FDA approval of Vascepa® and before the start of the REDUCE-IT clinical trial.

The Lease will commence upon delivery of the premises to Amarin after certain improvements are made in accordance with the Lease, which is anticipated to be on or about July 1, 2019 (the “Commencement Date”). The Lease shall terminate on the last day of the one hundred thirty-second (132nd) month after the Commencement Date, but may be extended by Amarin for two additional periods of five (5) years each upon advanced written notice. Subject to the terms of the Lease, Amarin will have a one-time option to terminate the Lease effective on the first day of the ninety-seventh (97th) month after the Commencement Date upon advanced written notice and a termination payment specified in the Lease.

Under the Lease, Amarin will pay monthly rent of approximately $141,000 for the first year following the Commencement Date, and such rent will increase by a nominal percentage every year following the first anniversary of the Commencement Date. In addition, Amarin will receive certain abatement subject to the limitations set forth in the Lease.

The Lease includes customary representations, warranties, and covenants on behalf of the parties and provides for certain customary mutual indemnities. The foregoing description of the material terms of the Lease is qualified in its entirety by reference to the complete text of the Lease, which the Company intends to file with the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 8, 2019	Amarin Corporation plc

	By:	/s/ John Thero
John Thero
President and Chief Executive Officer